Exhibit 99.1

        Navigant Consulting, Inc. Announces Second Quarter 2004 Results

     CHICAGO--(BUSINESS WIRE)--July 20, 2004--Navigant Consulting Inc. (NYSE:NCI).:

     -- Quarterly revenues increased 52 percent, year over year, to $123.8 million, reflecting both strong organic growth and the successful results of the Company's acquisition investments.

     -- Earnings per share increased to $0.21 in the second quarter, compared to $0.09 in the second quarter of 2003, and $0.16 in the first quarter of 2004.

     -- The Company continued to benefit from successful recruiting efforts during the second quarter, with the billable consultant headcount increasing to 1,338, up from 1,245 at the end of the first quarter.

     Navigant Consulting, Inc. (NYSE:NCI), a specialized independent consulting firm providing litigation, financial, restructuring, energy and operational consulting services to government agencies, legal counsel and large companies facing the challenges of uncertainty, risk, distress and significant change, today announced financial results for the second quarter of 2004.
     "Our performance in the second quarter of 2004 reflects the successful execution of the Company's business strategy and the continued, strong demand for our specialized skill sets in combination with our deep industry knowledge," stated William M. Goodyear, Chairman and Chief Executive Officer. "We continue to capitalize on new opportunities created by the very active regulatory and investigative environment."

     Second Quarter 2004 Financial Results

     Revenues for the second quarter of 2004 were $123.8 million, a 52 percent increase compared to second quarter 2003 revenues of $81.4 million, and a 20 percent increase from first quarter 2004 revenues of $102.8 million. Pro forma EBITDA, which excludes variable stock-based compensation expense, restructuring and litigation costs, was $21.6 million, an increase of 76 percent from $12.3 million for the second quarter of 2003, and a 25 percent increase compared to the first quarter of 2004. Pro forma EBITDA as a percentage of revenues before reimbursements, was 20 percent for the second quarter of 2004, compared to 19 percent in the first quarter 2004, and up from 18 percent in the second quarter 2003. Net income per diluted share was $0.21 in the second quarter of 2004, more than double the $0.09 per share in the prior year comparable period, and up 31 percent from $0.16 per share in the first quarter of 2004.

     Six-Month Financial Results

     Revenues for the six months ended June 30, 2004 were $226.5 million, a 46 percent increase compared to 2003 six-month revenues of $155.2 million. EBITDA for the six-month period was $37.0 million, up 112 percent from $17.5 million for the comparable 2003 period. EPS for the 2004 six months was $0.37 per share, compared to $0.16 per share for the same period in 2003.
     "The Company's performance during the first six months of 2004 benefited from the successful integration of Tucker Alan and CapAdvisory, as well as our ability to capitalize upon our nationwide platform," stated Mr. Goodyear. "We expect ongoing regulatory actions, such as the Sarbanes-Oxley whistleblower requirements, to continue to create demand for our specialized litigation and business consulting skills. Our clients are increasingly seeking independent and proven experts to help them address their critical business issues."

     Business Metrics

     Company-wide consultant utilization in the second quarter was 75 percent, compared to 77 percent during the first quarter of 2004, and 75 percent in the second quarter of 2003. Annualized revenue per consultant (FTE) continued to improve, increasing to $388,000 from $370,000 in the first quarter of 2004 and $341,000 in the second quarter of 2003. Billable consultant headcount on June 30, 2004 was 1,338, up from 1,245 at March 31, 2004, reflecting the acquisition of CapAdvisory as well as the Company's ongoing successful recruiting efforts. Annualized attrition was 17 percent.
     "Our billable consultant headcount increase demonstrates continued productive recruiting efforts company-wide, as well as the attractiveness of our platform in the Sarbanes-Oxley environment," stated Julie M. Howard, Executive Vice President and Chief Operating Officer. "We remain very active in our efforts to recruit senior-level professionals that strengthen our existing skills and extend the Company into targeted market segments that will enhance growth within our core competencies."

     Capital Advisory Services, LLC Acquisition

     As previously announced, during the second quarter the Company acquired substantially all of the assets of Capital Advisory Services, LLC ("CapAdvisory"), a private, specialized financial and accounting consulting services company. The acquisition enhanced the scope of the Company's existing Financial & Insurance Services practice by bringing complementary skill sets and deep client experience to a sector which is facing increasing regulatory oversight, intervention and control.

     Webcast of the Company's Announcement of Second Quarter 2004 Results

     A webcast of management's presentation of the Company's second quarter financial results will be available on the Company's website, www.navigantconsulting.com. To access the call, click the Investor Relations section and select "Conference Calls." This webcast will be available until 5:00 p.m., ET, October 18, 2004.

     About Navigant Consulting

     Navigant Consulting, Inc. (NYSE:NCI) is a specialized independent consulting firm providing litigation, financial, restructuring, energy and operational consulting services to government agencies, legal counsel and large companies facing the challenges of uncertainty, risk, distress and significant change. The Company focuses on industries undergoing substantial regulatory or structural change and on the issues driving these transformations. "Navigant" is a service mark of Navigant International, Inc. Navigant Consulting, Inc. (NCI) is not affiliated, associated, or in any way connected with Navigant International, Inc. and NCI's use of "Navigant" is made under license from Navigant International, Inc. More information about Navigant Consulting can be found at www.navigantconsulting.com.

     Except as set forth below, statements included in this press release, which are not historical in nature, are intended to be, and are hereby identified as, "forward-looking statements" as defined within the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by words including "anticipates," "believes," "intends," "estimates," "expects" and similar expressions. The Company cautions readers that forward-looking statements, including without limitation, those relating to the Company's future business prospects, revenues, working capital, liquidity, income and margins, are subject to certain risks and uncertainties that could cause actual results to differ materially from those indicated in the forward-looking statements, due to several important factors, including those identified from time to time in the Company's reports filed with the SEC. Such risk factors include, but are not limited to: acquisitions and acquisitions under consideration, follow-on offerings, revenues and financial estimates, significant client assignments, recruiting, attrition and new business solicitation efforts, judicial proceedings, regulatory changes and general economic conditions.


                   NAVIGANT CONSULTING, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF OPERATIONS
                      (In thousands, except per share data)
                                   (Unaudited)

                                    For the three months ended
                            ------------------------------------------
                            June 30, 2004 March 31, 2004 June 30, 2003
                            ------------------------------------------
Revenues before
 reimbursements                 $108,488        $92,436       $69,882
Reimbursements                    15,275         10,325        11,567
                            ------------------------------------------
  Total revenues                 123,763        102,761        81,449

Cost of services before
 reimbursable expenses            63,395         52,712        39,078
Reimbursable expenses             15,275         10,325        11,567
                            ------------------------------------------
  Cost of services                78,670         63,037        50,645
Stock-based compensation
 expense                           1,996          2,604         4,527
Restructuring costs                    -            891             -
Litigation and settlements           385              -             -
General and administrative
 expenses                         21,741         20,152        16,737
                            ------------------------------------------
  Earnings before interest,
   taxes, depreciation and
   amortization (EBITDA)          20,971         16,077         9,540
Depreciation                       2,135          1,914         2,291
Amortization                         597            657           495
                            ------------------------------------------
  Operating income                18,239         13,506         6,754
Other income (expense), net         (581)          (323)          (70)
                            ------------------------------------------
Income before income tax
 expense                          17,658         13,183         6,684
Income tax expense                 7,162          5,405         2,680
                            ------------------------------------------
  Net income                     $10,496         $7,778        $4,004
                            ==========================================

Net income per diluted share       $0.21          $0.16         $0.09
                            ==========================================

Shares used in computing net
 income per diluted share         50,130         49,285        46,550


Percentage of revenues before reimbursements:
---------------------------------------------
Cost of services before
 reimbursable expenses                58%            57%           56%
Reimbursable expenses                 14%            11%           17%
General and administrative
 expenses                             20%            22%           24%

EBITDA                                19%            17%           14%
Operating income                      17%            15%           10%
Net income                            10%             8%            6%



                   NAVIGANT CONSULTING, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF OPERATIONS
                      (In thousands, except per share data)
                                   (Unaudited)

                                            For the six months ended
                                          ----------------------------
                                           June 30, 2004 June 30, 2003
                                          ----------------------------
Revenues before reimbursements                 $200,924      $133,906
Reimbursements                                   25,600        21,307
                                          ----------------------------
  Total revenues                                226,524       155,213

Cost of services before reimbursable
 expenses                                       116,107        77,512
Reimbursable expenses                            25,600        21,307
                                          ----------------------------
  Cost of services                              141,707        98,819
Stock-based compensation expense                  4,600         6,239
Restructuring costs                                 891             -
Litigation and settlements                          385             -
General and administrative expenses              41,893        32,663
                                          ----------------------------

  Earnings before interest, taxes,
   depreciation and amortization (EBITDA)        37,048        17,492
Depreciation                                      4,049         3,992
Amortization                                      1,254           990
                                          ----------------------------
  Operating income                               31,745        12,510
Other income (expense), net                        (904)          102
                                          ----------------------------
Income before income tax expense                 30,841        12,612
Income tax expense                               12,567         5,102
                                          ----------------------------
  Net income                                    $18,274        $7,510
                                          ============================

Net income per diluted share                      $0.37         $0.16
                                          ============================

Shares used in computing net income per
 diluted shares                                  49,708        46,400

Percentage of revenues before reimbursements:
---------------------------------------------
Cost of services before reimbursable
 expenses                                            58%           58%
Reimbursable expenses                                13%           16%
General and administrative expenses                  21%           24%

EBITDA                                               18%           13%
Operating income                                     16%            9%
Net income                                            9%            6%




                   NAVIGANT CONSULTING, INC. AND SUBSIDIARIES
             CONDENSED CONSOLIDATED BALANCE SHEETS AND SELECTED DATA
                         (In thousands, except DSO data)
                                   (Unaudited)

                            June 30,  March 31,  December 31, June 30,
Assets                        2004      2004        2003        2003
------                   ---------------------------------------------
Cash and cash equivalents    $7,260    $10,196     $38,402     $7,417
Trade accounts
 receivable, net            122,742    100,133      68,715     73,671
Prepaid and other assets     16,131     13,470       9,546      7,966
                         ---------------------------------------------
  Total current assets      146,133    123,799     116,663     89,054

Property and equipment,
 net                         24,525     22,773      19,958     19,242
Intangible assets, net      208,356    199,030     112,075     97,724
Other non-current assets,
 net                          5,033      6,325       6,620      8,080
                         ---------------------------------------------
  Total assets             $384,047   $351,927    $255,316   $214,100
                         =============================================

Liabilities and
 Stockholders' Equity
---------------------
Bank borrowings             $42,000    $40,000          $0     $8,500
Current liabilities          87,386     75,179      64,797     44,738
Other liabilities            12,826     10,918       1,761      4,583
Stockholders' equity        241,835    225,830     188,758    156,279
                         ---------------------------------------------

  Total liabilities and
   stockholders' equity    $384,047   $351,927    $255,316   $214,100
                         =============================================

Selected Data


Days sales outstanding,
 net (DSO)(a)               82 days    83 days     72 days    77 days
                         =============================================

(a) Includes deferred revenue.



                   NAVIGANT CONSULTING, INC. AND SUBSIDIARIES
                SELECTED PRO FORMA OPERATING INFORMATION (NOTE 1)
                                 (In thousands)
                                   (Unaudited)

                                 For the                 For the
                            three months ended       six months ended
                       ---------------------------  ------------------
                       June 30, March 31, June 30,   June 30, June 30,
                         2004     2004      2003       2004     2003
                       ---------------------------  ------------------

Revenues before
 reimbursements        $108,488  $92,436  $69,882   $200,924 $133,906

Operating income        $18,239  $13,506   $6,754    $31,745  $12,510

Add back:
---------
  Depreciation            2,135    1,914    2,291      4,049    3,992
  Amortization              597      657      495      1,254      990
                       ---------------------------  ------------------
Earnings before
 interest, taxes,
 depreciation and
 amortization (EBITDA)  $20,971  $16,077   $9,540    $37,048  $17,492

Add back:
---------
  Restructuring costs         -      891        -        891        -
  Litigation and
   settlements              385        -        -        385        -
  Variable accounting
   option expense           289      414    2,730        703    2,545
                       ---------------------------  ------------------
Pro forma EBITDA        $21,645  $17,382  $12,270    $39,027  $20,037
                       ===========================  ==================

Pro forma EBITDA as a
 percentage of revenues
 before reimbursements     20.0%    18.8%    17.6%      19.4%    15.0%


Note 1 EBITDA (earnings before interest, taxes, depreciation and amortization) is a non-GAAP financial measure defining operating income before depreciation and amortization. Pro forma EBITDA, also a non-GAAP financial measure, excludes additional expense (or income) amounts that management believes are either non-recurring and/or should be considered when evaluating the Company's operating performance. Accordingly, these discrete financial measures should be considered in addition to, and not as a substitute for or superior to, operating income. Reconciliations of these non-GAAP financial measures to operating income are shown above.



                   NAVIGANT CONSULTING, INC. AND SUBSIDIARIES
                STOCK-BASED COMPENSATION EXPENSE FOR THE PERIODS
                          ESTIMATES AS OF JUNE 30, 2004
                            (Unaudited, in millions)

             Act. Act. Act. Act.  Act.  Act. Act. Est. Est. Est.  Est.
             2003 2003 2003 2003  Year  2004 2004 2004 2004 Year  Year
              Q1   Q2   Q3   Q4   2003   Q1   Q2   Q3   Q4  2004  2005
             ---- ---- ---- ----  ----  ---- ---- ---- ---- ----  ----

Total
 restricted
 stock/units
 expense
 (Note 1)    $1.9 $1.8 $1.6 $1.0  $6.3  $2.2 $1.7 $1.8 $1.8 $7.5  $6.4


Variable
 stock-based
 compensation
 expense
 (Note 2)   (0.2) 2.7  0.3  2.0   4.8   0.4  0.3   TBD  TBD  TBD   TBD
            -------------------------- ------------------------- -----


Total
 stock-based
 compensation
 expense    $1.7 $4.5 $1.9 $3.0 $11.1  $2.6 $2.0   TBD  TBD  TBD   TBD
            ========================== ========================= =====


Note 1 Restricted stock and restricted stock unit amounts include shares provided to employees under various plans and arrangements, as previously disclosed and described in the Company's SEC filings. Amounts are included in future periods for estimated grants associated with the Company's incentive compensation programs. These future amounts are subject to the Company's financial performance and will be adjusted accordingly to reflect actual results.

Note 2 Stock-based compensation expense subject to variable accounting relates to stock options and stock appreciation rights occurring in the second and third quarters of 2000. As such, the Company records an expense for the difference between the grant price and the quarter-end stock price. As of June 30, 2004, awards relating to 275,000 shares of stock were subject to variable accounting expense. As of June 30, 2004, the Company's stock price was $21.44 and the weighted average grant price of the awards was $4.89.

     CONTACT: Navigant Consulting, Inc.
              Ben W. Perks, 312-573-5630
              bperks@navigantconsulting.com
              or
              Andrew J. Bosman, 312-573-5631
              abosman@navigantconsulting.com